                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 9, 2001, accompanying the financial statements incorporated by reference in the Annual Report of Xybernaut Corporation on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Xybernaut Corporation, on Form S-8, to be filed on March 9, 2001.


/s/ Grant Thornton LLP
Vienna, Virginia
March 9, 2001






                                       10